UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GROTE MOLEN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this "Amendment") amends the Definitive Proxy Statement (the "Proxy Statement") filed by Grote Molen, Inc. (the "Company") with the Securities and Exchange Commission on May 9, 2017. The Proxy Statement was filed in connection with the Company's 2017 Annual Meeting of Stockholders to be held on May 24, 2017 (the "Annual Meeting").

The Amendment is filed to clarify and correct that each Series A preferred share is entitled to ten (10) votes and to correct the number of common stock shares outstanding and entitled to vote as of the Record Date (as defined below) to 30,878,620.

Holders of record of our Common Stock, and Series A preferred stock ("Series A Preferred," and collectively with the Common Stock, the "Voting Stock") at the close of business on May 1, 2017 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one (1) vote, and each share of Series A Preferred entitles the holder thereof to a number of votes equal to the number of shares of Common Stock issuable upon conversion of each such share of preferred stock, which is currently ten (10) shares of Common Stock. The Series A Preferred may be converted at any time, at the option of the holder, into shares of Common Stock at the conversion rate of 1 for 10, subject to anti-dilution and other customary adjustments.

So long as at least 300,000 shares of Series A Preferred are outstanding, the holders of Series A Preferred, voting as a separate class, will be entitled to elect one member of the Board (the "Series A Preferred Director") at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.  The holders of Common Stock and Series A Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board.  Each share of preferred stock will have the right to a number of votes equal to the number of shares of Common Stock issuable upon conversion of each such share of preferred stock which is currently ten (10) shares of Common Stock.  The Series A Preferred Director nominee for the Annual Meeting is Robert Zahm.

Additionally, so long as at least 300,000 shares of Series A Preferred are outstanding, the vote of the holders of a majority of the outstanding Series A Preferred, voting together as a single class on an as-if converted to Common Stock basis, shall be necessary for effecting an increase in the authorized number of shares of Common Stock or preferred stock.

Q: Who is entitled to vote at the Annual Meeting?

A: You may vote your shares of Grote Molen Common Stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 30,878,620 shares of Grote Molen Common Stock, and 3,783,818 shares of Grote Molen preferred stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of Common Stock and ten votes for each share of Series A Preferred held by you as of the Record Date on all matters presented.